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                              POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint DAVID FREMED AND HARRY RUBIN, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Transitional Report on Form 10-K of Infogrames, Inc. for the three months ended June 30, 2000, and any and all amendments thereto.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.







/s/ Bruno Bonnell
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      Bruno Bonnell            Chief Executive Officer       September 8, 2000
                                Officer and Director


/s/ Steven A. Denning                  Director              September 8, 2000
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      Steven A. Denning


/s/ Denis Guyennot                     Director              September 8, 2000
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      Denis Guyennot


/s/ Thomas A. Heymann                  Director              September 8, 2000
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      Thomas A. Heymann

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/s/ Ann E. Kronen                      Director              September 8, 2000
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      Ann E. Kronen


/s/ Thomas Schmider                    Director              September 8, 2000
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      Thomas Schmider




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